Exhibit 99.1

FIRST NATIONAL BANK OF THE GULF COAST

REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints [                    ], [                    ] and [                    ], and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of First National Bank of the Gulf Coast (the “Bank”) that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Bank to be held at [        a.m./p.m.] on [            ,         , 2012], at [                                                                 ], or at any adjournments or postponements thereof upon the following:

1.	To approve the following resolution related to a Reorganization Agreement and Plan of Share Exchange whereby the shareholders of the Bank shall become shareholders of TGR Financial, Inc., and the Bank shall become a wholly owned subsidiary of the TGR, Financial, Inc.:

“RESOLVED, that the Reorganization Agreement and Plan of Share Exchange, dated June 26, 2012, to reorganize First National Bank of the Gulf Coast to become a subsidiary of TGR Financial, Inc., entered into between the boards of directors of the respective institutions, is approved, ratified and confirmed”

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To authorize the executive officers of the Bank to adjourn the Special Meeting to allow time for the further solicitation of proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve Proposal #1; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS, AND UNLESS

INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED HEREIN AS DETERMINED BY THE BOARD OF DIRECTORS OF THE BANK.

Please date and sign exactly as your printed name appears on this appointment of proxy.

Dated:	, 2012

Signature		Signature (if held jointly)

Print Name		Print Name

NOTE: When signing as attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner should sign.